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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Triarc Companies, Inc. on Form S-3 of our report dated March 27, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting), appearing in the Annual Report on Form 10-K of Triarc Companies, Inc. for the year ended December 29, 2002 and to the reference to us under the heading "Independent Auditors" in the Prospectus, which is part of this Registration Statement.

/S/ DELOITTE & TOUCHE LLP

New York, New York
June 16, 2003